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                                                                    EXHIBIT 15-1

DTE Energy Company
Detroit, Michigan

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of MCN Energy Group Inc. and subsidiaries (currently the registrant, DTE Enterprises, Inc.) for the periods ended March 31, 2001 and 2000, as indicated in our report dated May 11, 2001; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is incorporated by reference in DTE Energy Company's current report on Form 8-K/A filed on August 14, 2001 (Amendment to Form 8-K dated May 31, 2001) is incorporated by reference in the following Registration Statements:

         FORM                       REGISTRATION NUMBER
         Form S-3                   33-57545
         Form S-8                   333-00023
         Form S-4                   333-89175
         Form S-3                   333-58834
         Form S-8                   333-61992
         Form S-8                   333-62192

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

DELOITTE & TOUCHE LLP

Detroit, Michigan
August 14, 2001